Exhibit 99.1




Cosi CEO Resigns for Health Reasons


DEERFIELD, IL--Mar 12, 2007 -- Cosi, Inc. (NasdaqGM:COSI - News) today announced that Chief Executive Officer Kevin Armstrong has resigned for health reasons and that its Board of Directors has named Robert Merritt, a Cosi director and the former longtime Chief Financial Officer of Outback Steakhouse, to serve as Interim Chief Executive Officer, effective immediately.

Cosi's Board appointed a search committee which has engaged a national search firm and commenced a process to hire a permanent CEO to fulfill Cosi's vision for a national premium convenience restaurant and to continue leading the Company on its current strategic course.

Cosi's Chairman, William D. Forrest, said, "We are saddened by the news that Kevin cannot continue his duties and wish him and his family the best. His departure does not change Cosi's strong strategic position or direction. In recent years our Board has succeeded in attracting a senior team of highly experienced restaurant industry executives, ensuring that our organization can and will continue executing Cosi's development and operational plans.

"Bob Merritt knows Cosi, he has helped shape our growth plans, and his accomplishments with Outback command deep respect throughout the restaurant industry and franchisee community. He has the full confidence of the Board and Cosi's senior management team to maintain Cosi's momentum as we conduct our search," Mr. Forrest concluded.


About Cosi

Cosi ( http://www.getcosi.com ) is a national premium convenience restaurant chain that has developed featured foods built around a secret, generations-old recipe for crackly crust flatbread. This artisan bread is freshly baked in front of customers throughout the day in open flame stone hearth ovens prominently located in each of the restaurants. Cosi's warm and urbane atmosphere is geared towards its sophisticated, upscale, urban and suburban guests. There are currently 111 company-owned and 19 franchise restaurants in sixteen states and the District of Columbia. The Cosi vision is to become America's favorite premium convenience restaurant by providing customers authentic, innovative, savory food while remaining an affordable luxury.

The Cosi menu features Cosi sandwiches, freshly tossed salads, Warm 'N Cosi Melts(C), soups, Cosi bagels, pizzas, S'mores, snacks and other desserts, and a wide range of coffee beverages. Cosi restaurants are designed to be welcoming and comfortable with an eclectic environment. Cosi's sights, sounds, and spaces create a tasteful, relaxed ambience that provides a fresh and new dining experience.

"Cosi" and Warm 'N Cosi Melts(C) are registered trademarks of Cosi, Inc. Copyright (C) 2006 Cosi, Inc. All rights reserved.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. This press release contains statements that constitute forward-looking statements under the federal securities laws. Forward-looking statements are statements about future events and expectations and not statements of historical fact. The words "believe," "may," "will," "should," "anticipate," "estimate," "expect," "intend," "objective," "seek," "plan," "strive," or similar words, or negatives of these words, identify forward-looking statements. We qualify any forward-looking statements entirely by these cautionary factors. Forward-looking statements are based on management's beliefs, assumptions and expectations of our future economic performance, taking into account the information currently available to management. Forward-looking statements involve risks and uncertainties that may cause our actual results, performance or financial condition to differ materially from the expectations of future results, performance or financial condition we express or imply in any forward-looking statements. Factors that could contribute to these differences include, but are not limited to: the cost of our principal food products and supply and delivery shortages or interruptions; labor shortages or increased labor costs; changes in consumer preferences and demographic trends; expansion into new markets including foreign markets; our ability to locate suitable restaurant sites in new and existing markets and negotiate acceptable lease terms; competition in our markets, both in our business and in locating suitable restaurant sites; our operation and execution in new and existing markets; our ability to recruit, train and retain qualified corporate and restaurant personnel and management; cost effective and timely planning, design and build-out of restaurants; our ability to attract and retain qualified franchisees; the availability and cost of additional financing, both to fund our existing operations and to open new restaurants; the rate of our internal growth and our ability to generate increased revenue from our existing restaurants; our ability to generate positive cash flow from existing and new restaurants; the reliability of our customer and market studies; fluctuations in our quarterly results due to seasonality; increased government regulation and our ability to secure required governmental approvals and permits; our ability to create customer awareness of our restaurants in new markets; market saturation due to new restaurant openings; inadequate protection of our intellectual property; adverse weather conditions which impact customer traffic at our restaurants and adverse economic conditions. Further information regarding factors that could affect our results and the statements made herein are included in our filings with the Securities and Exchange Commission.


Additional information is available on the company's website at http://www.getcosi.com in the investor relations section.


Contact:

     CONTACT:

     Media
     Brien Gately
     (847) 597-8950

     Investors
     William Koziel or Brien Gately
     (847) 597-8800